

<ARTICLE>                     5
<LEGEND>
Swift Energy Pension Partners 1994-D, Ltd., was in the process of liquidation as of March 31, 2000 and as such is governed by liquidation basis accounting.  This schedule contains summary financial information extracted from
Swift Energy Pension Partners 1994-D, Ltd's Statement of Net Assets in Process
of Liquidation and Statement of Changes in Net Assets in Process of Liquidation
contained in its Form 10-Q for the period ended March 31, 2000 and is qualified in its entirety by reference to such financial statement.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-END>                                   MAR-31-2000
<CASH>                                         1,917
<SECURITIES>                                   0
<RECEIVABLES>                                  20,585
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               22,502
<PP&E>                                         1,801,522
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 1,824,024
<CURRENT-LIABILITIES>                          26,457
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   0
<SALES>                                        19,843
<TOTAL-REVENUES>                               19,843
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                0
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            0
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   0
<EPS-BASIC>                                    0
<EPS-DILUTED>                                  0

<F1>Includes  lease  operating  expenses,  production  taxes  and  depreciation, depletion and amortization expense. Excludes general and administrative and interest expense.


